EXHIBIT 99.1

FOR IMMEDIATE RELEASE              CONTACT: Frederick N. Cooper (215) 938-8312
August 5, 2004                                     fcooper@tollbrothersinc.com
                                               Joseph R. Sicree (215) 938-8045
                                                   jsicree@tollbrothersinc.com


  TOLL BROTHERS' RECORD 3RD QTR 2004 CONTRACTS RISE 69% VS 2003 TO $1.6 BILLION
              RECORD 3RD QTR-END BACKLOG GROWS 75% TO $4.3 BILLION
           RECORD 3RD QTR HOME BLDG REVENUES RISE 46% TO $991 MILLION


Huntingdon Valley, PA, August 5, 2004 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record third-quarter and nine-month results for contracts, backlog and home building revenues for the period ended July 31, 2004. The value of the company's revenues, contracts and backlog were the highest for any quarter in its history. In addition to the results above, unconsolidated joint ventures in which the Company had an interest signed contracts of approximately $79 million in the third quarter of FY 2004.

These results are preliminary. The Company will announce final totals when it releases third quarter earnings results on August 25, 2004.

Robert I. Toll, chairman and chief executive officer, stated: "Our growth in contracts certainly demonstrates the consistent strength of demand for luxury new homes. This is particularly impressive considering the challenging year-over-year comparisons we faced: Our third quarter contracts were up 69% over 2003's record third quarter, which were up 35% over 2002's.

"Our traffic and non-binding reservation deposits, which presage contracts, have remained very strong. In eleven of the thirteen weeks in this third quarter, our 'per community' (same store) deposits were either the highest or second highest since 1987, our first full year as a public company. This trend, coupled with our 17% increase in selling communities from one year ago, makes us optimistic that we can produce record results and net income growth of at least 20% in FY 2005. And assuming continuing strong demand, we believe that 20% growth should be achievable in FY 2006 as well.

"The increase in the average price of homes under contract and in our backlog reflects, in part, the pricing power we enjoy in the affluent markets where we operate, which are generally characterized by constrained lot supplies and increasing demand. Based on our current backlog, we are increasing the range of projected fourth-quarter 2004 deliveries to between 2,075 and 2,175 homes, and the average delivered price to between $580,000 and $590,000 per home.

"The initial benefits of our expansion into the urban high-rise market are evidenced by the approximately $78 million of new contracts signed this quarter by the joint venture we are managing at The Sky Club in Hoboken, New Jersey. These contracts reflect the strong demand on the northern New Jersey Gold Coast for high-rise condominiums. With construction near completion, of the 326 total condominiums in The Sky Club's two 17-story buildings, 22 condos had been delivered and 164 were in backlog at our third quarter end, with more than 100 additional units under non-binding agreements. We expect nearly all of the deliveries of Sky Club's condos will occur in our fourth-quarter of FY 2004 and the first half of FY 2005. Our share of the profits from these deliveries will be reported on our income statement under 'Equity Earnings in Unconsolidated Entities'.

                                     *more*

"Two recent studies project that demand for new homes should continue to grow over the next ten years. This is based on increased population estimates from the U.S. Census Bureau, strong immigration trends, growing demand for new second homes and the need for replacement of obsolete housing units. Harvard University's Joint Center for Housing Studies predicts demand for single-family and multi-family units combined will require production of at least 18.5 to 19.5 million units from 2005 to 2015 and notes that demand could be even higher.

"A study by The Homeownership Alliance, which includes the chief economists from Fannie Mae, Freddie Mac, the National Association of Home Builders, the National Association of Realtors and the Independent Community Bankers of America, projects demand from 2004 to 2013 will create the need for 'average production of 1.85 to 2.17 million new housing units per year.' The report notes that `even the lower end of this range is above the production levels of recent decades' and predicts that single-family homes will account for about 72% of total new housing units.

"We now own or control nearly 60,000 home sites and offer diversified product lines for move-up, empty-nester and active-adult buyers across a wide range of luxury home price points and products. With the increasing constraint from regulation, we expect there will be a shortage of home sites to meet demand in the next decade, particularly in affluent markets. With our growing land holdings, we have positioned ourselves accordingly. Based on the demographics of our niches and our ability to control land in an increasingly lot-constrained environment, we are excited about our prospects for the future."

Toll Brothers' preliminary financial highlights for the period ended July 31, 2004 (unaudited):

o The Company's FY 2004 third-quarter contracts of approximately $1.6 billion (2,329 homes) grew by 69% over FY 2003's third-quarter contracts of $951.6 million (1,668 homes), the previous third-quarter record. In addition, in third-quarter 2004, unconsolidated joint ventures in which the Company had an interest signed contracts of approximately $79 million (188 homes).


o FY 2004's nine-month contracts of approximately $4.1 billion (6,436 homes), the highest total in the Company's history, grew by 67% over FY 2003's nine-month total of $2.46 billion (4,383 homes), the previous record. In addition, in the nine-month FY 2004 period, unconsolidated joint ventures in which the Company had an interest signed contracts of approximately $82 million (198 homes).

o FY 2004 third-quarter-end backlog of approximately $4.3 billion (6,856 homes), the highest backlog in the Company's history, increased 75% over FY 2003's record third-quarter-end backlog of $2.48 billion (4,392 homes). In addition, in third quarter 2004, unconsolidated joint ventures in which the Company had an interest had a cumulative backlog of approximately $71 million (172 homes).

o FY 2004 third-quarter home building revenues of approximately $991 million (1,684 homes), the highest quarter in the Company's history, increased 46% over FY 2003's third-quarter home building revenues of $678.5 million (1,188 homes), the previous third-quarter record. Revenues from land sales totaled approximately $12 million for FY 2004's third quarter, compared to $7.6 million in FY 2003's.

                                     *more*

o FY 2004 nine-month home building revenues of approximately $2.4 billion (4,232 homes) increased 30% over FY 2003's nine-month home building revenues of $1.84 billion (3,333 homes), the previous record. FY 2004 revenues from land sales for the nine-month period totaled approximately $20.2 million compared to $21.0 million in the same period in FY 2003.

o In addition, in the Company's fiscal 2004 third-quarter and nine-month periods, unconsolidated joint ventures in which the Company had an interest delivered approximately $12 million (30 homes) and $15 million (41 homes), respectively, compared to $2.9 million (9 homes) and $8.2 million (26 homes), respectively, in the same periods of fiscal 2003. The Company's share of the profits from the delivery of these homes is included in 'Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

o In FY 2004's third quarter, the Company entered into a new $1.05 billion revolving credit facility with 23 banks which expires in July 2009. In connection with this transaction, the Company incurred a pre-tax expense of approximately $500,000 due to unamortized costs associated with replacing its prior $575 million facility.

o As previously announced, in second-quarter 2004, the Company's early retirement of $170 million of senior subordinated debt due in 2009 resulted in a FY 2004 second-quarter expense of $0.06 per share after tax. In the first quarter of FY 2003, the early retirement of $100 million of senior subordinated debt due in 2006 resulted in a $0.03 per share after tax expense. The cumulative effect of debt retirement resulted in a nine-month expense of approximately $0.06 per share after tax in FY 2004 and approximately $0.03 per share after tax in FY 2003.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, August 5, 2004, to discuss these results and our outlook for fiscal 2004. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through August 24, 2004.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities, master-planned luxury residential resort-style golf communities and urban low, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

                                     *more*

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.


      Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.


                                     *more*

PERIOD ENDED JULY 31*:

CLOSINGS
---------------------------                                        UNITS                            $ (MILL)
                                                        3RD QTR.          3RD QTR.          3RD QTR.          3RD QTR.
                                                          2004              2003              2004              2003
                                                      ---------          ---------         ---------        ---------
NORTHEAST                                                   256                179            149.8             112.6
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                                616                445            314.4             221.7
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                       136                103             74.4              57.1
SOUTHEAST  (FL,NC,SC,TN)                                    205                131             97.7              69.3
SOUTHWEST  (AZ,CO,NV,TX)                                    205                212            124.7             114.0
WEST COAST (CA)                                             266                118            229.6             103.8
                                                          -----              -----          -------             -----
TOTAL CONSOLIDATED ENTITIES                               1,684              1,188            990.6             678.5
UNCONSOLIDATED ENTITIES                                      30                  9             12.1               2.9
                                                          -----              -----          -------             -----
         TOTAL                                            1,714              1,197          1,002.7             681.4
                                                          =====              =====          =======             =====

CONTRACTS
---------------------------
NORTHEAST                                                   270                247            155.4             141.7
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                                748                643            473.8             322.5
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                       164                133            105.9              73.5
SOUTHEAST  (FL,NC,SC,TN)                                    361                154            229.4              77.3
SOUTHWEST  (AZ,CO,NV,TX)                                    455                207            300.0             119.1
WEST COAST (CA)                                             331                284            341.0             217.5
                                                          -----              -----          -------             -----
TOTAL CONSOLIDATED ENTITIES                               2,329              1,668          1,605.5             951.6
UNCONSOLIDATED ENTITIES                                     188                  3             79.1               1.1
                                                          -----              -----          -------             -----
         TOTAL                                            2,517              1,671          1,684.6             952.7
                                                          =====              =====          =======             =====

BACKLOG
---------------------------
NORTHEAST                                                 1,051                853            596.1             483.6
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                              2,305              1,647          1,320.6             810.8
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                       458                332            279.2             186.3
SOUTHEAST  (FL,NC,SC,TN)                                    696                336            421.5             202.0
SOUTHWEST  (AZ,CO,NV,TX)                                  1,278                613            774.7             341.6
WEST COAST (CA)                                           1,068                611            953.7             456.0
                                                          -----              -----          -------             -----
TOTAL CONSOLIDATED ENTITIES                               6,856              4,392          4,345.8           2,480.3
UNCONSOLIDATED ENTITIES                                     172                 19             71.4               5.8
                                                          -----              -----          -------             -----
         TOTAL                                            7,028              4,411          4,417.2           2,486.1
                                                          =====              =====          =======           =======

*Note: Results are preliminary (unaudited).


                                     *more*

PERIOD ENDED JULY 31*:

                                                              UNITS                         $ (MILL)
                                                    9 MONTHS       9 MONTHS        9 MONTHS         9 MONTHS
CLOSINGS                                               2004           2003            2004             2003
----------------------------                         --------       --------        ---------       ---------
NORTHEAST                                                 655            511            379.1           307.8
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                            1,555          1,213            789.9           593.4
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                     307            269            174.0           143.4
SOUTHEAST  (FL,NC,SC,TN)                                  518            476            242.9           219.2
SOUTHWEST  (AZ,CO,NV,TX)                                  544            512            313.9           267.8
WEST COAST (CA)                                           653            352            494.7           305.8
                                                        -----          -----          -------         -------
TOTAL CONSOLIDATED ENTITIES                             4,232          3,333          2,394.5         1,837.4
UNCONSOLIDATED ENTITIES                                    41             26             15.5             8.2
                                                        -----          -----          -------         -------
         TOTAL                                          4,273          3,359          2,410.0         1,845.6
                                                        =====          =====          =======         =======

CONTRACTS
----------------------------
NORTHEAST                                                 774            704            455.8           406.7
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                            2,186          1,726          1,273.4           856.8
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                     471            335            289.9           184.6
SOUTHEAST  (FL,NC,SC,TN)                                  803            428            446.1           216.8
SOUTHWEST  (AZ,CO,NV,TX)                                1,113            589            691.9           340.7
WEST COAST (CA)                                         1,089            601            951.3           453.3
                                                        -----          -----          -------         -------
TOTAL CONSOLIDATED ENTITIES                             6,436          4,383          4,108.4         2,458.9
UNCONSOLIDATED ENTITIES                                   198             21             82.2             6.5
                                                        -----          -----          -------         -------
         TOTAL                                          6,634          4,404          4,190.6         2,465.4
                                                        =====          =====          =======         =======

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